Exhibit 33.3

Management’s Assertion on

Compliance with Regulation AB Criteria

Discover Products Inc., as successor in interest to DB Servicing Corporation (“DBSC”) (“DPI” or the “Asserting Party”), is responsible for assessing its compliance, as of and for the year ended December 31, 2014 (the “Reporting Period”), with the servicing criteria applicable to DBSC in connection with the Master Services Agreement, between Discover Financial Services, Discover Bank, DBSC, DPI and other affiliated entities thereto, dated as of January 1, 2013 (as amended and restated by the Amended and Restated Services Addendum, between DBSC and Discover Bank, dated as of August 15, 2013). The Asserting Party used the criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Items 1122 (d)(1)(i), (d)(1)(iii), (d)(1)(iv), (d)(2)(ii), (d)(2)(iii), (d)(2)(iv), (d)(2)(v), (d)(2)(vi), (d)(2)(vii), (d)(3)(i), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(i), (d)(4)(ii), (d)(4)(iii), (d)(4)(v), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), and (d)(4)(xv) of Regulation AB, which the Asserting Party has concluded are not applicable to the activities it performs with respect to the asset-backed securities transactions covered by this report (such applicable criteria, after giving effect to the exclusions identified above, the “Applicable Servicing Criteria”), to assess such compliance. The transactions covered by this report include all asset-backed securities transactions involving credit card receivables conducted by Discover Card Master Trust I and Discover Card Execution Note Trust that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or were not required to be registered where the related asset-backed securities were outstanding during the Reporting Period (the “Platform”), as listed in Appendix A.

With respect to servicing criteria 1122(d)(2)(i) and 1122(d)(4)(iv) for the Reporting Period defined above, the Asserting Party has engaged vendors to perform certain limited payment activities required by these servicing criteria. With respect to servicing criteria 1122(d)(4)(vii) and 1122(d)(4)(viii) for the Reporting Period defined above, the Asserting Party has engaged vendors to perform the collection activities required by these servicing criteria for a limited number of accounts that were delegated to such vendors. The Asserting Party has determined that none of these vendors engaged for either payment or collection activities is a “servicer” as defined in Item 1101(j) of Regulation AB, and the Asserting Party has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by SEC’s Compliance and Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”) (formerly SEC Manual Telephone Interpretation 17.06). The Asserting Party has policies and procedures in place to provide reasonable assurance that each vendor’s activities comply in all material respects with the servicing criteria applicable to such vendor.

DPI has assessed its compliance with the Applicable Servicing Criteria, including servicing criteria for which compliance is determined based on C&DI 200.06 as described above, for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Discover Products Inc.,
as successor in interest to
DB Servicing Corporation,
Servicing Party of
Discover Card Master Trust I and
Discover Card Execution Note Trust

By:	/s/ Roger C. Hochschild

Roger C. Hochschild,
President

Date: March 18, 2015

Appendix A

Series 2007-2:

Class A Credit Card Pass-Through Certificates

Class B Credit Card Pass-Through Certificates

Series 2009-CE:

Series 2009-CE Credit Card Pass-Through Certificate

Series 2007-CC:

Class A (2007-1) DiscoverSeries Notes

Class A (2008-C) DiscoverSeries Notes

Class A (2010-A) DiscoverSeries Notes

Class A (2010-B) DiscoverSeries Notes

Class A (2010-C) DiscoverSeries Notes

Class A (2010-2) DiscoverSeries Notes

Class A (2010-D) DiscoverSeries Notes

Class A (2010-E) DiscoverSeries Notes

Class A (2011-A) DiscoverSeries Notes

Class A (2011-B) DiscoverSeries Notes

Class A (2011-1) DiscoverSeries Notes

Class A (2011-C) DiscoverSeries Notes

Class A (2011-3) DiscoverSeries Notes

Class A (2011-4) DiscoverSeries Notes

Class A (2012-1) DiscoverSeries Notes

Class A (2012-A) DiscoverSeries Notes

Class A (2012-2) DiscoverSeries Notes

Class A (2012-3) DiscoverSeries Notes

Class A (2012-4) DiscoverSeries Notes

Class A (2012-5) DiscoverSeries Notes

Class A (2012-6) DiscoverSeries Notes

Class A (2013-1) DiscoverSeries Notes

Class A (2013-2) DiscoverSeries Notes

Class A (2013-3) DiscoverSeries Notes

Class A (2013-4) DiscoverSeries Notes

Class A (2013-5) DiscoverSeries Notes

Class A (2013-6) DiscoverSeries Notes

Class A (2014-1) DiscoverSeries Notes

Class A (2014-2) DiscoverSeries Notes

Class A (2014-3) DiscoverSeries Notes

Class A (2014-4) DiscoverSeries Notes

Class A (2014-5) DiscoverSeries Notes

Class B (2007-1) DiscoverSeries Notes

Class B (2012-1) DiscoverSeries Notes

Class B (2012-2) DiscoverSeries Notes

Class B (2012-3) DiscoverSeries Notes

Class B (2013-1) Discover Series Notes

Class B (2014-1) Discover Series Notes

Class B (2014-2) Discover Series Notes

Class B (2014-3) Discover Series Notes

Class C (2012-1) DiscoverSeries Notes

Class C (2012-2) DiscoverSeries Notes

Class C (2012-3) DiscoverSeries Notes

Class C (2013-1) Discover Series Notes

Class C (2014-1) Discover Series Notes

Class C (2014-2) Discover Series Notes

Class C (2014-3) Discover Series Notes

Class D (2009-1) DiscoverSeries Notes